UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 26, 2013

U.S. Silica Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

001-35416	26-3718801
(Commission File Number)	(IRS Employer Identification No.)

8490 Progress Drive, Suite 300, Frederick, MD	21701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 345-6170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 26, 2013, the Compensation and Governance Committee (the “Committee”) of the Board of Directors of U.S. Silica Holdings, Inc. (the “Company”) approved, effective as of April 1, 2013, annual base salaries for the Company’s current named executive officers as follows:

Bryan A. Shinn	$500,000
Donald A. Merril	$345,000
Don D. Weinheimer	$335,000

On March 26, 2013, the Committee also adopted the 2013 Annual Bonus Incentive Plan (the “2013 ABIP”). The 2013 ABIP represents the Company’s short-term, performance-based cash incentive plan for certain senior executives (including the Company’s named executive officers) and other employees. Awards under the 2013 ABIP will be based on the attainment of both pre-established objective financial goals (Adjusted EBITDA) and individual and business unit performance objectives, and will be paid in cash at the end of the performance period (except for amounts withheld by the Company for minimum statutory withholding requirements).

Target ABIP opportunities are established as a percentage of an executive’s base salary, with actual ABIP awards ranging from 0% to 200% of the target opportunity. Target ABIP opportunities for the Company’s current named executive officers are as follows:

Bryan A. Shinn	100% of base salary
Donald A. Merril	45% of base salary
Don D. Weinheimer	45% of base salary

The non-management directors of the Board approved Mr. Shinn’s 2013 base salary and 2013 target ABIP opportunity on March 28, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2013

U.S. SILICA HOLDINGS, INC.

/s/ Christine C. Marshall
Christine C. Marshall
General Counsel and Corporate Secretary